As filed with the Securities and Exchange Commission on January 29, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIVA PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		46-4097730 (I.R.S. Employer Identification No.)
7200 Wisconsin Ave, Suite 1000 Bethesda, MD 20814

(Address, including zip code, of registrant’s principal executive offices)

ENVIVA Partners, LP Long-Term Incentive Plan

(Full title of the plan)

William H. Schmidt, Jr. 7200 Wisconsin Ave, Suite 1000 Bethesda, MD 20814 (301) 657-5560 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company	☒ (Do not check if smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).     ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common units representing limited partner interests	1,861,818	$37.635	$70,069,520.43	$9,095.02

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover an indeterminate number of additional Common Units (defined below) that may become issuable pursuant to the adjustment provisions of the Enviva Partners, LP Long-Term Incentive Plan (as amended from time to time, the “Plan”).

(2)	Enviva Partners, LP (the “Registrant”) is filing this Registration Statement to register an aggregate of 1,861,818 common units representing limited partner interests of the Registrant (the “Common Units”) that may be delivered with respect to awards under the Plan, which consist of Common Units reserved and available for delivery with respect to awards under the Plan and Common Units that may again become available for delivery with respect to awards under the Plan pursuant to the unit counting, unit recycling and other terms and conditions of the Plan.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act. The price for the Common Units being registered hereby is based on a price of $37.635, which is the average of the high and low sale prices of a Common Unit on January 23, 2020, as reported on the New York Stock Exchange.

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

On January 29, 2020, the board of directors of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Registrant, approved the first amendment to the Plan (the “First Amendment”) that increased the total number of Common Units that may be utilized for awards pursuant to the Plan to 2,450,000. This Registration Statement is being filed in accordance with General Instruction E of Form S-8 for the purpose of registering the issuance of an additional 1,861,818 Common Units under the Plan.

As permitted by General Instruction E of Form S-8, the contents of the Registrant’s Form S-8 registration statement (File No. 333-203756), filed with the Securities and Exchange Commission on April 30, 2015, relating to the Plan is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	First Amended and Restated Agreement of Limited Partnership of Enviva Partners, LP, dated May 4, 2015, by Enviva Partners GP, LLC (Exhibit 3.1, Form 8-K filed May 4, 2015, File No. 001-37363)

4.2	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Enviva Partners, LP, effective as of December 18, 2017, by Enviva Partners GP, LLC (Exhibit 3.1, Form 8-K filed December 21, 2017)

4.3	Enviva Partners, LP Long-Term Incentive Plan (Exhibit 4.3, Form S-8 Registration Statement filed April 30, 2015, File No. 333-203756)

4.4*	First Amendment to Enviva Partners, LP Long-Term Incentive Plan

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of KPMG LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on the signature page hereof)

*               Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on January 29, 2020.

ENVIVA Partners, LP

By:	Enviva Partners GP, LLC,
as its sole general partner

By:	/s/ Jason E. Paral
Jason E. Paral
Vice President, Associate General Counsel, Chief Compliance Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William H. Schmidt, Jr. and Jason E. Paral, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ John K. Keppler	Chairman, President and Chief Executive Officer	January 29, 2020
John K. Keppler	(Principal Executive Officer)

/s/ Shai S. Even	Executive Vice President and Chief Financial Officer	January 29, 2020
Shai S. Even	(Principal Financial and Accounting Officer)

/s/ Ralph Alexander	Director	January 29, 2020
Ralph Alexander

/s/ John C. Bumgarner, Jr.	Director	January 29, 2020
John C. Bumgarner, Jr.

/s/ Jim H. Derryberry	Director	January 29, 2020
Jim H. Derryberry

/s/ Robin J. A. Duggan	Director	January 29, 2020
Robin J. A. Duggan

/s/ Christopher B. Hunt	Director	January 29, 2020
Christopher B. Hunt

/s/ William K. Reilly	Director	January 29, 2020
William K. Reilly

/s/ Gary L. Whitlock	Director	January 29, 2020
Gary L. Whitlock

/s/ Carl L. Williams	Director	January 29, 2020
Carl L. Williams

/s/ Janet S. Wong	Director	January 29, 2020
Janet S. Wong